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                                                                     EXHIBIT 3.6

                                    BY-LAWS

                                       OF

                   BISHOP MANUFACTURING CO. OF NEW YORK, INC.



                                   ARTICLE I

                        MANAGEMENT BY BOARD OF DIRECTORS

       SECTION 1. The Stock, property and affairs of this Corporation shall be under the care and management of the Board of Directors, who shall be chosen annually at the Annual Meeting of the Shareholders. Members of the Board need not be Shareholders of the Corporation. If any corporation shall own stock in the Corporation it may, by action of its Board of Directors, specify certain of its Directors and/or Executive Officers to be elected as Directors of this Corporation.

       SECTION 2.    The Board of Directors shall consist of not less than two
(2), nor more than eleven (11) persons. Provided, however, that in the event that there are less than two (2) Shareholders the Board of Directors shall be composed of the same number of Directors as there are Shareholders. A quorum shall consist of a majority of the members of the Board of Directors. The Shareholders, at a special or regular Meeting of the Shareholders, shall have the right to fill any vacancy by a fifty-one (51%) percent vote of all Shareholders. The Board of Directors shall have the right to appoint additional Board members between Shareholder Meetings subject to subsequent ratification by the Shareholders.
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       SECTION 3.    The first Board of Directors shall be elected at the
organization meeting of the Corporation. Thereafter Directors shall be elected at the first meeting of the shareholders held for that purpose and at each subsequent annual meeting. Each Director shall hold office for the term for which he is elected and until his successor has been elected and qualified, unless he shall cease to be in office prior to that time.

                                   ARTICLE II

                           COMPENSATION OF DIRECTORS

       Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, for attendance at each Meeting of the Board of Directors and may be paid a fixed sum for attendance at each Meeting of the Board of Directors or a stated salary as a Director. No such payment shall preclude any Director from serving the Corporation in any other capacity in receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee Meetings.

                                  ARTICLE III

                             REMOVAL OF DIRECTORS

       Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote in an election of Directors.




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                                   ARTICLE IV

                       MEETING OF THE BOARD OF DIRECTORS

       SECTION 1. The Board of Directors of the Corporation may hold Meetings, both regular and special, either within or without the State of Connecticut.

       SECTION 2. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the Shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the Shareholders to fix the time and place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and pace so fixed by the Shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for Special Meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

       SECTION 3. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

       SECTION 4. Special meetings of the Board may be called by the President on five (5) days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like





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notice on the written request of two (2) Directors.  Provided, however, that in the event that there are less than two (2) Directors, the special meeting shall be called by the president or secretary in like manner and on like notice on the written request of one (1) Director.

       SECTION 5. At all meetings of the Board, Directors shall constitute a quorum for the transaction of business and the act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

       SECTION 6. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any Committee thereof may be taken without a meeting, if all members of the Board of Directors or Committee as the case may be, consent thereto in writing, and the writing or writings are filed with the Minutes of proceedings of the Board of Committee.

       SECTION 7. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The Board may designate one (1) or





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more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

       In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act in the place of any such absent of disqualified member.

       Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. No such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the Shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the Shareholders a dissolution of the Corporation or a revocation of the dissolution, or amending the By-Laws of the Corporation. Unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such





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committee shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

       SECTION 8. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any Committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any Committee, by means of conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, and such participation in the meeting shall constitute presence in person.

       SECTION 9. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors. The Board of Directors shall keep regular Minutes of its meetings which shall be placed on file with the corporate records.

       SECTION 10. When all members of the Board of Directors shall consent in writing to the passage of a resolution, such written consent shall have the same force and effect as if the resolutions had been passed by the Board of Directors in Meeting assembled.

                                   ARTICLE V

                            MEETINGS OF SHAREHOLDERS

       SECTION 1. All Meetings of the Shareholders for the election of Directors shall be held at such time and place as may be fixed from time to time by the Board of Directors and stated in the Notice of the Meeting. Meetings of Shareholders for any other





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purpose may be held at such time and place, within or without the State of
Connecticut, as shall be stated in the Notice of the meeting or in a duly executed Waiver of Notice thereof.

       SECTION 2. Annual Meetings of the Shareholders, commencing with the calendar year ending December 31, 1993, shall be held on the first (1st) Tuesday of December in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 12:00 P.M., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the Notice of the Meeting, at which they shall elect by plurality vote a Board of Directors, and transact such other business as may properly be brought before the Meeting.

       SECTION 3. Written Notice of the annual meeting stating the place, date and hour of the Meeting shall be given to each Shareholder entitled to vote at such Meeting not less than seven (7) nor more than fifty (50) days before the date of the Meeting.

       SECTION 4. The Officer who has charge of the Stock ledger of the Corporation shall prepare and make, at least five (5) days before every Meeting of Shareholders of which at least seven (7) days notice is given, a complete list of the Shareholders entitled to vote at the Meeting arranged in alphabetical order, and showing the address of each Shareholder and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least





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five (5) days prior to the Meeting, at the principal office of the Corporation.
The list shall also be produced and kept open and shall be subject for any such proper purpose to such inspection during the whole time of the meeting.

       SECTION 5. Special Meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed
Meeting.      All Shareholder entitled to vote shall be present in person or by proxy and no objection to the meeting shall be made in order for action taken thereat to be valid.

       SECTION 6. Written notice of a Special Meeting stating the place, date and hour of the Meeting and the purpose or purposes for which the Meeting is called shall be given not less than five (5) nor more than fifty (50) days before the date of the Meeting, to each Shareholder entitled to vote at such Meeting.

       SECTION 7. Business transacted at any Special Meeting of Shareholders shall be limited to the purposes stated in the Notice.

       SECTION 8. The holders of fifty-one (51%) percent of the stock issued and outstanding and entitled to vote, present in





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person or represented by proxy, shall constitute a quorum at all Meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by Certificate of Incorporation.

       If, however, such quorum shall not be present or represented at any Meeting of the Shareholders, the Shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the Meeting from time to time, without notice other than announcement at the Meeting, until a quorum shall be present or represented. At such adjourned Meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the Meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned Meeting, a Notice of the adjourned Meeting shall be given to each Shareholder of record entitled to vote at the Meeting.

       SECTION 9. When a quorum is present at the Meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such Meeting, unless the questions is one upon which by express provision of statute or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question.





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       SECTION 10.   Unless otherwise provided in the Certificate of
Incorporation, each Shareholder shall at every Meeting of the Shareholders be entitled to one (1) vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder, but no proxy shall be voted on after three (3) years from its date, unless the proxy provides for a longer period.

       At all elections of the Directors of the Corporation, each Shareholder having voting power shall be entitled to exercise the right of cumulative voting as provided in the Certificate of Incorporation.

       SECTION 11. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any Annual or Special Meeting of Shareholders of the Corporation, or any action which may be taken at any annual or Special Meeting of such Shareholders, may be taken without a Meeting, without prior Notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a Meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a Meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing.





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                                   ARTICLE VI

                                    OFFICERS

       SECTION 1. The Officers of the Corporation shall be elected by the Board of Directors, to hold office for the term of one year or until others are chosen in their place and stead by the Board of Directors. All officers may be removed in the Board's absolute discretion. The officers shall consist of a President, Vice-President, Secretary, Treasurer, and when deemed necessary by the Board of Directors, a Chairman of the Board and such other Officers as the Directors shall from time to time determine to appoint. The Board of Directors may appoint from time to time such other representatives and agents as it deems necessary. The offices of President and Treasurer, or of Secretary and Treasurer or of Vice-President and Assistant Treasurer, may be held by the same person

       SECTION 2. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one shall be elected, shall call and preside at all Meetings of the Shareholders and at all meetings of the Board of Directors. He shall, unless otherwise provided by the Board of Directors, be an ex officio member of all committees.

       SECTION 3. PRESIDENT. In the absence of a Chairman of the Board, the President shall preside at all Meetings of the Board of Directors and at all meetings of the Shareholders. He shall cause to be called Regular and Special Meetings of the Stockholders and Directors in accordance with these By-Laws.





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       He shall appoint and remove, employ and discharge and fix the compensation of all servants, agents, employees and clerks of the Corporation, other than duly appointed officers, subject to the approval of the Board of Directors.

       He shall assign and make all contracts and agreements in the name of the Corporation. He shall see that the books, reports, statements and Certificates required by statute are properly kept, made and filed according to law.

       He shall assign all certificates of stock, notes, drafts and/or bills of exchange, warrants or other orders for the payment of money duly drawn by the Treasurer.

       He shall enforce these By-Laws and perform all duties incident to the position and office which are required by law.

       He shall have the powers and duties of Executive Management usually vested in the office of the Chief Executive Officer and such other powers as may be assigned by the Board.

       SECTION 4. VICE PRESIDENT. During the absence and inability of the President to render and perform his duties or exercise his powers as set forth in these By-Laws or in the acts under which this Corporation is organized, the same shall be performed and exercised by the Vice-President, (or in the event there is more than one Vice-Presidents in the order designated by the Directors or in the absence of any designations, then in the order of their election), and when so acting, he shall have all the





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powers and be subject to all the responsibilities hereby given to or imposed upon such President.

       SECTION 5. SECRETARY. The Secretary shall keep the Minutes of the Meetings of the Board of Directors and of the Shareholders.

       He shall give and serve all notices of the Corporation.

       He shall be custodian of the records and of the seal of the Corporation, and affix the latter when required.

       He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office address, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon, and keep such stock and transfer books open daily during business hours at the office of the Corporation, subject to the inspection of any Shareholder of the Corporation, and permit such Shareholder to make extracts from said books to the extent and as prescribed by law.

       He shall sign all Certificates of Stock.

       He shall present to the Board of Directors at their stated Meetings all communications addressed to him officially by the President or any officer of Shareholder of the Corporation.

       He shall attend to all correspondence and perform all the duties incident to the office of Secretary.





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       SECTION 6.    TREASURER.  The Treasurer shall have the care and custody
of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation, in such bank or banks, trust company or trust companies or safe deposit vaults as the Board of Directors may designate.

       He shall sign, make, and endorse in the name of the Corporation, all checks, drafts, warrants and orders for the payment of money, and pay out and dispose of the same and receipt therefor, under the direction of the President or the Board of Directors.

       He shall exhibit at all reasonable times his books and accounts to any Director or Shareholder of the Company upon application at the office of the Corporation during business hours.

       He shall render a statement of the condition of the finances of the Corporation at each regular meeting of the Board of Directors, and at such other times as shall be required of him, and the shall render a full financial report at the annual meeting of the Shareholders. He shall keep at the office of the Corporation, correct books of account of all its business and transactions and such other books of account as the Board of Directors may require.

       SECTION 7. All vacancies in any office shall be filled by the Board of Directors without undue delay, at its regular meeting, or at a meeting specially called for that purpose. The vacancy shall be filled for the unexpired portion of the term of office.





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       SECTION 8.    The officers shall receive such salary or compensation as
may be determined by the Board of Directors from time to time.

                                   ARTICLE IX

                     STOCK CERTIFICATES AND STOCK TRANSFERS

       Subject to the provisions of the Laws of the State of Connecticut, transfers of shares shall be made only upon the books of the Corporation, by the holder in person or by an attorney duly authorized in a writing attested to by at least one (1) witness, and filed with the Secretary of the Corporation, and shall be made only on the surrender of the Certificate or Certificates of such stock then outstanding; provided, however, that the Board of Directors may authorize the issue of new Certificates in place of Certificates alleged to be lost or destroyed, upon being furnished with satisfactory indemnification and/or satisfactory evidence of the probability of such loss or destruction. Should any of the Certificates of the Corporation be subject to special restrictions as a result of any agreements between Shareholders and the Corporation, said restrictions shall be noted on the Certificates themselves.

                                   ARTICLE X

                                  FISCAL YEAR

       The fiscal year of the Corporation shall begin on the 1st day of January and end on the 31st day of December of each year.





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                                   ARTICLE XI

                             AMENDMENTS TO BY-LAWS

       These By-Laws may be amended, altered or replaced at any legal Meeting of the Shareholders, regular or special, only by fifty-one (51%) percent vote of all of the outstanding stock held by all of the Shareholders of the Corporation.

                                  ARTICLE XII

                                   DIVIDENDS

       Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or Special Meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

       Before payment of any dividend, there may be set aside out of any funds of the Corporation available from time to time, in their absolute discretion, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.





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                                  ARTICLE XIII

                                    NOTICES

       Whenever under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws notice is required to be given to any Director or Shareholder, it shall not be construed to mean personal notice. Such notice may be given in writing by mail addressed to such Director or Shareholder at his address as it appears on the records of the Corporation with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given by telegram. Whenever any notice is required to be given under the provisions of the statutes or the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE XIV

                                     STOCK

       Each Shareholder of the Corporation, whose stock has been paid for in full, whether in money, property or otherwise, shall be entitled to a Certificate or Certificates showing the number of shares of stock outstanding on the books of the Corporation in his name. The Certificates of stock shall be issued under the seal of the Corporation, and in such form as the Board of Directors may direct or approve. Each Certificate shall be signed jointly by the





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President and Secretary of the Corporation, and in the event of the inability of any of these Officers to act, the Board of Directors may designate another person to act for the officer unable to act.

                                   ARTICLE XV

                                   SIGNATURE

       The President or Treasurer or the Secretary of the Corporation shall sign all checks, drafts, notes, orders for payment of money, deeds, leases, mortgages, agreements, and other obligations and instruments which the Board of Directors may order to be executed, or which may be necessary or proper in carrying on the business of the Corporation.

                                  ARTICLE XVI

                            PRE-EMPTIVE STOCK RIGHTS

       Except as otherwise provided in the general Corporation Laws of the State of Connecticut, there shall be no pre-emptive rights to acquire stock to be newly issued in the Corporation by existing Shareholders.

                                  ARTICLE XVII

                                 CORPORATE SEAL

       The Corporate Seal shall be in the following form:

       The Seal shall be in the custody of the Secretary, who shall affix it to all Certificates of Stock and to other instruments requiring the Seal of the Company.





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       ANNUAL STATEMENT

       The Board of Directors shall present at each annual Meeting, and at any Special Meeting of the Shareholders when called for by the vote of the Shareholders, a full and clear statement of the business and condition of the Corporation.

       INDEMNIFICATION

       The Corporation shall indemnify its Officers, Directors, Employees and Agents to the extent permitted by the General Statutes of the State of Connecticut.



                                 END OF BY-LAWS





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